Exhibit 3.207

PUCKETT AMBULANCE SERVICE, INC.

3845 Powder Springs Rd., Ste 201

Powder Springs, Georgia 30073

ARTICLES OF INCORPORATION

PUCKETT AMBULANCE SERVICE. INC.

I.

The name on the corporation in PUCKETT AMBULANCE SERVICE. INC.

II.

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III.

The corporation shall have perpetual duration.

IV.

The corporation is a corporation for profit and is organized for the following purpose: EMERGENCY MEDICAL AND MOBLE SERVICE and to engage in any lawful business or activity for which corporations may be organized under Georgia Corporation Code.

V.

The corporation shall have the authority, acting by its board of directors, to issue not more than 1,000 shares of a common class stock having a Par Value of $1.00 per Share.

VI.

The corporation shall not commence business until it shall have received consideration of not less than $500. in value for the issuance of its shares.

VII.

The shareholders of the corporation shall not have any preemptive rights to acquire any unissued shares of the corporation. All sales or transfers of stock will be preapproved by all stockholders prior to initiation.

VIII.

The address of the initial registered office of the corporation is 3845 Powder Springs Rd., Ste 201 Powder Springs, Ga. 30073 and the initial registered agent of the corporation at such address is Steve Puckett.

IX.

The initial board of directors shall consist of Two members, the name and address of each of which is as follows:

President/Treasurer

Steve Puckett

3845 Powder Springs Rd., Ste 201

Powder Springs, Georgia 30073

Secretary:

Renee Buchanan

3845 Powder Springs Rd., Ste 201

Powder Springs, Ga. 30073

The name and address of the incorporator is Steve Puckett

3845 Powder Springs Rd., Ste 201, Powder Springs, Ga. 30073

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation.

This 24 day of JULY 1984

/s/ Steve Puckett
Steve Puckett

CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO: Max Cleland

Secretary of State

Suite 306-West Tower

2 Martin Luther King, Jr., Drive, S.E.

Atlanta, Georgia 30334

I Steve Puckett

do hereby consent to serve as registered agent for the Corporation

PUCKETT AMBULANCE SERVICE, INC.

the 24 day of JULY 1984

/s/ Steve Puckett
Agent for Service

Address of the Registered Agent(s):

3845 Powder Springs Rd., Ste 201

Powder Springs, Ga 30073